EXHIBIT 99.1

[3TEC ENERGY CORPORATION LOGO]

P  R  E  S  S    R  E  L  E  A  S  E

FOR IMMEDIATE RELEASE	For further information contact:
Shane M. Bayless 713.821.7160 sbayless@3tecenergy.com

3TEC Energy Corporation

Reports First Quarter 2003 Financial and Operating Results

Houston, Texas, May 13, 2003… 3TEC Energy Corporation (NASDAQ: TTEN) announced today its financial and operating results for the quarter ended March 31, 2003.

First Quarter 2003 Results

3TEC Energy Corporation (“3TEC” or the “Company”) reported net income of $2.6 million ($0.15 per fully diluted share) for the first quarter of 2003 compared to a loss of $8.8 million ($0.54 per fully-diluted share) for the prior year period.

During the first quarter of 2003, 3TEC produced 6.3 Bcf of gas and 206 Mbbls of oil for an average daily production rate of 69.6 Mmcf of gas and 2,289 bbls of oil. The oil volumes represent an increase of 13%, while the gas volumes are essentially unchanged from the comparable year ago period. On a gas equivalent basis, 3TEC produced 7.5 Bcfe in the first quarter of 2003, an increase of 2% over the first quarter of 2002. The period-to-period increases were largely due to production from drilling successes in South Louisiana.

The price realized on gas sold in the first quarter of 2003 was $4.31 per Mcf, compared to $2.47 per Mcf received in the first quarter of 2002. Oil prices realized in the first quarter of 2003 were $30.69 per barrel, compared to $18.55 per barrel received in the first quarter of 2002. Realizations for 2003 and 2002 include the effects of 3TEC’s settled derivative activities. These activities deducted $2.38 per Mcf from the average gas price realized and $0.54 per bbl from the average oil price realized for 2003 and added $0.18 per Mcf to the average gas price realized in 2002.

The primary reasons for the higher operating results were a stronger hydrocarbon price environment somewhat offset by higher dry hole and impairment costs and higher per unit costs.

Comparing the first quarter of 2003 to the fourth quarter of 2002, the average equivalent price (including derivative settlements) realized in the first quarter increased $0.73 per Mcfe. On a per Mcfe basis, costs also increased during the first quarter. Lease operating expenses increased to $0.55 per Mcfe from $0.49 per Mcfe and production taxes increased to $0.36 per Mcfe from $0.22 per Mcfe. General and administrative expenses increased to $0.34 per Mcfe from $0.28 per Mcfe in the previous quarter. Average daily production for the first quarter declined slightly to 83.3 Mmcfe as compared to 85.8 Mmcfe in the fourth quarter. 3TEC’s bank debt at March 31, 2003 was $106 million and the total debt-to-book capitalization ratio was 36%. As of May 12, 2003, 3TEC’s bank debt was $94 million.

Operational Update

3TEC participated in the drilling of 18 wells in the first quarter, eight of which had been completed as producers and nine were waiting on pipeline hook-up or completion rigs at quarter-end. During the second quarter to date, 3TEC has participated in the drilling of five wells. Currently one of those wells has been completed as a producer and four are still waiting on completion operations.

3TEC Energy Corporation is engaged in the acquisition, development, production and exploration of oil and natural gas, with properties geographically concentrated in East and South Texas and the Gulf Coast region.

On February 2, 2003, 3TEC entered into a definitive merger agreement with Plains Exploration and Production Company (NYSE: PXP) (“Plains”) whereby Plains would acquire 100% of the common stock of 3TEC (the “Merger”). The Company and Plains have scheduled their respective stockholder meetings to vote on the Merger for June 3, 2003. It is anticipated the closing of the Merger will occur within a very short time after affirmative votes by both companies’ stockholders. For details about the proposed Merger and other important information, stockholders and other security holders are urged to read the Registration Statement (which includes a proxy statement/prospectus) filed with the Securities and Exchange Commission on Form S-4 on May 1, 2003, in connection with the proposed Merger with Plains.

The information contained in this press release may contain projections, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those included in the forward-looking statements include the timing and extent of changes in commodity prices for oil and gas, environmental risks, drilling, producing and operating risks, including the risk that significant properties do not achieve projected results, risks related to exploration and development including risks relating to the lack of economic drilling prospects, the inability of the Company to achieve expected efficiencies in controlling expenses, uncertainties about the estimates of reserves, government regulation, competition and the ability of the Company to meet its stated business goals.

3TEC Energy Corporation Summary Consolidated Statements of Operations (in thousands, except per share data)	Attachment to Press Release Dated May 13, 2003—Page 1 of 3

	For the Three Months Ended March 31,
	2003	2002
	(unaudited)
Revenues
Oil and gas sales and plant income	$48,372	$17,851
Gain on sale of properties	59	77
Gain (loss) on fair value of derivative	583	(21,410)
Gain (loss) on settlement of derivative	(14,993)	6,883
Other	53	188

Total Revenues	34,074	3,589

Expenses
Lease operations	4,155	3,495
Production taxes	2,735	1,248
Gathering, transportation and other	1,106	806
Geological and geophysical	3,608	180
Dry hole and impairments	2,162	54
General and administrative	2,528	2,207
Stock compensation	47	—
Accretion	84	—
Other	894	—
Interest	831	1,023
Depreciation, depletion and amortization	10,634	8,755

Total Expenses	28,784	17,768

Income (Loss) Before Income Tax Expense (Benefit), Pref. Div.	5,290	(14,179)
Income Tax Expense (Benefit)	2,063	(5,531)

Net Income (Loss) Before Cumulative Effect of an Accounting Change	3,227	(8,648)

Cumulative effect of a change in accounting principle	446	—
Net Income (Loss)	2,781	(8,648)
Dividends to Preferred Stockholders	184	185

Net Income (Loss) Available to Common Stockholders	$2,597	$(8,833)

Net Income (Loss) Per Common Share:
Basic	$0.16	$(0.54)
Diluted	$0.15	$(0.54)
Weighted Average Common Shares Outstanding:
Basic	16,696	16,489
Diluted	19,066	16,489

3TEC Energy Corporation	Attachment to Press Release Dated May 13, 2003—Page 2 of 3

Summary Consolidated Balance Sheets

(dollars in thousands)

	Mar. 31, 2003	Dec. 31, 2002
	(unaudited)	(audited)
Assets
Current Assets	$30,236	$21,020
Property, Plant and Equipment, Net	334,144	326,790
Other Assets	1,280	1,375

Total Assets	$365,660	$349,185

Liabilities and Stockholders’ Equity
Current Liabilities	$22,958	$22,658
Long Term Debt	106,000	99,000
Asset Retirement Obligation	4,835	—
Deferred Income Taxes	46,256	44,563
Stockholders’ Equity	185,611	182,964

Total Liabilities and Stockholders’ Equity	$365,660	$349,185

Summary Consolidated Cash Flows

(dollars in thousands)

	For the Three Months Ended March 31,
	2003	2002
	(unaudited)	(unaudited)

Net Income (Loss)	$2,781	$(8,648)
Depreciation, depletion and amortization	10,634	8,755
Dry hole and impairments	2,162	54
Gain on sale of properties	(59)	(77)
Deferred income taxes	2,063	(5,530)
Stock compensation	47	—
Accretion	84	—
Cumulative effect of a change in accounting principle	446	—
Other	—	8
Loss (gain) on fair value of derivative	(583)	21,410

Cash Flow From Operations Before Working Capital Changes	$17,575	$15,972

Changes in working capital	$(9,090)	$(9,202)

Cash Flow From Operating Activities	$8,485	$6,770

3TEC Energy Corporation Selected Operating Data (Unaudited)	Attachment to Press Release May 13, 2003—Page 3 of 3

Selected Operating Data

	For the Three Months Ended March 31,
	2003	2002
	(unaudited)
Oil Production (Mbbls)	206	183
Gas Production (Mmcf)	6,262	6,287
Gas Equivalents (Mmcfe)	7,498	7,385
Average Oil Price Per Barrel (including derivatives)	30.69	$18.55
Average Gas Price Per Mcf (including derivatives) (1)	4.31	$2.47
Average Oil Price Per Barrel (excluding derivatives)	$31.23	$18.55
Average Gas Price Per Mcf (excluding derivatives)	$6.69	$2.29
Margin Analysis ($ Mcfe):
Average Equivalent Sales Price (including derivatives) (1)	$4.44	$2.56
Lease Operating Expenses	$0.55	$0.47
Production Taxes	$0.36	$0.17
Gathering, Transportation and Other	$0.15	$0.11
General and Administrative Expense	$0.34	$0.30
Operating Margin	$3.05	$1.51

(1)	For 2002, excludes $5,757 of derivative settlements relating to future periods